KEYSTONE CONSOLIDATED INDUSTRIES, INC.                            [LOGO OMITTED]
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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE                                     CONTACT:

Keystone Consolidated Industries, Inc.                    Bert E. Downing, Jr.
5430 LBJ Freeway, Suite 1740                              Vice President - Chief
Dallas, Texas 75240-2697                                  Financial Officer
(972) 458-0028                                            (972) 458-0028

                         KEYSTONE REORGANIZATION UPDATE

     DALLAS, TEXAS . . . March 29, 2005 . . . Keystone Consolidated Industries, Inc. (KESNQ.PK) announced today that it has entered into an agreement with Contran Corporation ("Contran"), Keystone's largest pre-petition shareholder, EWP Financial, LLC, an affiliate of Contran and one of Keystone's Debtor-In-Possession lenders, certain retiree groups, the Independent Steel Workers Alliance (the "ISWA"), Keystone's largest labor union, the Official Committee of Unsecured Creditors of the Company (the "Committee") and certain individual members of the Committee (collectively, the "Parties") with respect to terms and conditions of a proposed consensual plan of reorganization for Keystone and its direct and indirect Debtor operating subsidiaries (the "Consensual Plan").

     The agreement provides that Keystone will, among other things, finalize the Consensual Plan with the input of the other Parties to incorporate terms and conditions in the agreement and file such Consensual Plan with the Bankruptcy Court for its approval for solicitation of a vote to consummate the Consensual Plan. The negotiated Consensual Plan will, among other things, incorporate the following provisions:

     o Certain provisions of the previously negotiated and Bankruptcy Court approved amendment to the collective bargaining agreement with the ISWA;
     o Specific provisions of the previously negotiated agreement regarding healthcare related payments to certain retiree groups;
     o    Payments to unsecured creditors of Keystone and its subsidiaries;
     o Conversion of certain pre-petition secured and unsecured claims to equity in reorganized Keystone;
     o Administrative services to continue to be provided by Contran to the reorganized Keystone under a new Intercorporate Services Agreement;
     o    Formation of a Creditor Trust; and
     o Issuance of new common stock of Keystone to holders of certain secured claims and to all holders of unsecured claims of Keystone and its Debtor subsidiaries.

     The Agreement also provides for a process to evaluate an alternative plan of reorganization for the Debtors. The Agreement remains subject to approval of the Bankruptcy Court. The execution of this Agreement is another important milestone in Keystone's efforts to complete a successful restructuring.

     Commenting on the Company's recent operational performance, David L. Cheek, Keystone's President and Chief Executive Officer, said, "The Company experienced a significant performance turnaround during 2004 and as such, our financial results continue to exceed the results from the same period a year ago. The combined effects of favorable market conditions, customer loyalty, ongoing cost control initiatives and cost reductions resulting from the previously granted interim relief, have all contributed to the improved financial results. Keystone appreciates the continued support of its customers, vendors, employees and retirees in its efforts to reorganize and restructure the Company and improve its long-term competitive position and financial prospects."

     Keystone and its advisors will continue to work diligently in an effort to achieve Keystone's goal of continuing to operate and provide consistent, reliable customer service for its superior product while remaining focused on efforts to exit the bankruptcy process as soon as possible.

     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this Release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected," or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this Release and those described from time to time in the Company's other filings with the Securities and Exchange Commission including, but not limited to:

     o Future supply and demand for the Company's products (including cyclicality thereof),
     o    Customer inventory levels,
     o Changes in raw material and other operating costs (such as ferrous scrap and energy)
     o    General economic conditions,
     o    Competitive products and substitute products,
     o    Changes in customer and competitor strategies,
     o    The impact of pricing and production decisions,
     o    The possibility of labor disruptions,
     o Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
     o    Government regulations and possible changes therein,
     o Significant increases in the cost of providing medical coverage to employees and retirees,
     o    The  ability  to  successfully  obtain  reductions  in  the  Company's
          operating   costs,   including   achieving  relief  from  the  current
          provisions of agreements relative to healthcare with certain retiree groups,
     o The ability of the Company to successfully renegotiate the terms of certain of its indebtedness,
     o    The ultimate resolution of pending litigation,
     o International trade policies of the United States and certain foreign countries,
     o    A successful  reorganization  and exit from the bankruptcy  process,
     o    Any possible future litigation, and
     o    Other risks and uncertainties as discussed in this Release.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The company is a leading manufacturer and distributor of fencing and wire products, wire rod, industrial wire, nails and construction products for the agricultural, industrial, construction, original equipment markets and the retail consumer. Keystone's common stock is traded under the symbol: KESNQ.PK. Up to date information concerning Keystone's bankruptcy case, copies of Bankruptcy Court filings and orders issued by the Bankruptcy Court related to the case may be found at http://www.kccllc.com .

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